UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011 (May 1, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, Cardtronics, Inc. (the “Company”) issued a press release announcing some changes to its Board of Directors (the "Board"), including the appointment of a new independent director to serve on its Board. The new director, Juli Spottiswood, was elected to the Board effective May 1, 2011.  In addition to her election to the Company’s Board, Ms. Spottiswood was also appointed by the Board to serve as a member of the Company’s Audit Committee. There is no material pre-existing relationship or transaction between Ms. Spottiswood and the Company or any of the Company’s directors, executive officers, or major security holders, or the immediate family members of any such person. In addition, there is no family relationship between Ms. Spottiswood and any director or executive officer of the Company.  Finally, there is no arrangement or understanding between Ms. Spottiswood and any other persons or entities pursuant to which Ms. Spottiswood was appointed as a director. Ms. Spottiswood was elected as a Class II Director, with her term of office expiring at the Company’s 2012 Annual Meeting of Stockholders.

In connection with Ms. Spottiswood’s appointment to the Company’s Audit Committee, effective May 1, 2011, Dennis F. Lynch relinquished his position on the Audit Committee and was appointed by the Board to serve on the Company’s Nominating & Governance Committee.  Mr. Lynch will also continue to serve as the Chairman of the Board and as the Chairman of the Company’s Compensation Committee.

Following Ms. Spottiswood’s election to the Board, on May 2, 2011, Michael A.R. Wilson resigned from the Board and the Company’s Compensation Committee and Nominating & Governance Committee. Mr. Wilson served on the Board since 2005, and the reason for his resignation was not the result of any disagreement with the Company.

A copy of the press release dated May 3, 2011 announcing the foregoing changes to the Board and a brief summary of Ms. Spottiswood’s professional background is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2011, concurrent with Ms. Spottiswood’s election to the Board and in accordance with Section 3.1 of the Company’s Third Amended and Restated Bylaws, the Board increased the maximum size of the Board from eight (8) to nine (9) members.  With Mr. Wilson’s resignation following Ms. Spottiswood’s election, the Board will have only eight directors, with the ninth spot to remain vacant until further notice.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1      Press release dated May 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: May 3, 2011	By: /s/ J. CHRIS BREWSTER
Name:  J. Chris Brewster
Title:  Chief Financial Officer